-------------------------------------------------------------

               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549
                           _________

                           FORM 8-K

                        CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


              Date of Report:  February 13, 2001
              (Date of earliest event reported)


                 D E E R E   &   C O M P A N Y
     (Exact name of registrant as specified in charter)

                           DELAWARE
       (State or other jurisdiction of incorporation)

                           1-4121
                   (Commission File Number)

                         36-2382580
               (IRS Employer Identification No.)

                    One John Deere Place
                   Moline, Illinois  61265
    (Address of principal executive offices and zip code)

                        (309)765-8000
    (Registrant's telephone number, including area code)

 ___________________________________________________________
(Former name or former address, if changed since last report.)

--------------------------------------------------------------

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits

              (99)  Press release and additional information.

                           SIGNATURE


    Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.




                               DEERE & COMPANY



                               By: /s/ Michael A. Harring
                                   -------------------------
                                   Michael A. Harring,
                                   Secretary


Dated:  February 13, 2001

                         EXHIBIT INDEX



                                                   Sequential
Number and Description of Exhibit                  Page Number


(99)  Press release and additional information        Pg. 5

                                                   EXHIBIT 99

                                        Deere & Company
                                        One John Deere Place,
                                        Moline, IL 61265
(DEERE LOGO)

                              Contact:  Greg Derrick
                                        Deere & Company
                                        (309) 765-5290
                                derrickgregoryt@johndeere.com


FOR IMMEDIATE RELEASE - February 13, 2001
-----------------------------------------

DEERE POSTS HIGHER EARNINGS FOR FIRST QUARTER
 .  Net income rises 50% to $56 million.
 .  Sales and revenues increase 15% to $2.68 billion.
 . Company still sees higher results for year in spite of economic weakness.

-------------------------------------------------------------

    MOLINE, Illinois - Deere & Company today reported that net income for the fiscal first quarter, ended January 31, rose 50 percent to $56.4 million, or $.24 per share, compared with $37.7 million, or $.16 per share, last year. "Our improved financial performance is a reflection of favorable customer response to our many new and innovative products, and is especially gratifying in light of the economic weakness affecting our major markets," said Robert W. Lane, chairman and chief executive officer.

    During the quarter, the company completed the acquisitions of McGinnis Farms and Great Dane Power Equipment. In combination with the company's traditional strengths in equipment, customer service and financing, these acquisitions will help Deere provide total solutions to the rapidly growing commercial grounds-care and irrigation industries, Lane said.

    Worldwide net sales and revenues for the quarter increased 15 percent to $2.680 billion, compared with $2.339 billion for the same period last year. Net equipment sales were $2.118 billion for the quarter, compared with $1.880 billion a year ago. Overseas net sales for the quarter were $580 million, compared with $551 million the previous year. Excluding the impact of the stronger U.S. dollar, overseas net sales would have shown a 15 percent increase. Overall, the company's physical volume of sales rose 17 percent for the quarter.

    Operating profit of the Deere equipment divisions - which excludes interest, taxes and other corporate expenses - increased substantially, to $70 million versus $20 million for the year-ago period. The operating profit increase was mainly due to improved manufacturing efficiencies primarily related to higher sales and production volumes. Results also benefited from the impact of cost-reduction initiatives as well as from lower pension and post-retirement benefit costs. Partially offsetting these factors were higher costs for sales incentives, and for the development of new products and other growth initiatives. Net income of the equipment operations - which includes interest, taxes and other corporate expenses - also increased, to $4.1 million for the quarter, versus a $5.1 million net loss last year. The improvement came in spite of higher interest expense.

 . Sales of the worldwide agricultural equipment division increased by 19 percent for the quarter, or by 23 percent excluding the impact of a stronger U.S. dollar. Operating profit increased substantially, to $89 million, compared with $14 million for the year-ago period. The improvement in profitability was mainly due to manufacturing efficiencies resulting from higher production volumes, partly offset by higher costs for sales incentives, new product development and growth initiatives. Higher sales in Latin America led to significantly improved results in Deere's overseas operations.

 . First-quarter operating profit of the commercial and consumer equipment division was $1 million, compared with $9 million last year. Sales for the quarter declined 13 percent due in part to the planned implementation of a new order-fulfillment process to reduce field inventories as well as the effects of the weaker economy. Higher sales-incentive costs also had an adverse impact on the division's results.

 . Deere's construction equipment division had an operating loss of $3 million for the quarter, compared with operating profit of $11 million last year. Sales were up 32 percent due to the inclusion of sales from Timberjack, which was acquired in the second quarter of last year. Despite the economic slowdown, Deere construction-equipment sales were about flat, excluding Timberjack. Division results were negatively affected by higher sales-incentive costs and by higher expenses related to the development of new products and growth initiatives.

 . Net income of the credit operations was $52.5 million for the first quarter, compared with $41.0 million last year. The improvement was primarily due to growth of the receivables portfolio and higher income from increased retail-note sales, partially offset by higher selling and administrative expenses.

 . The company's other businesses had an operating loss of $11 million for the first quarter, compared with an operating loss of $9 million last year. Results for both years were negatively affected by goodwill amortization and by costs related to the development of new products of the special technologies group. Partially offsetting these factors was higher health-care operating profit.

MARKET CONDITIONS AND OUTLOOK

 . Agricultural Equipment. Although the agricultural outlook weakened slightly during the quarter, the company experienced increased retail-sales activity due to enthusiastic customer response to the John Deere product line. Industry-wide, the company now expects retail sales of farm machinery in North America in 2001 to be the same as or slightly higher than last year. In recent weeks, corn and oilseed prices have dropped back to near last year's levels as a result of weaker prospects for U.S. farm exports, due largely to the delay in China's entry to the World Trade Organization. An improved outlook for soybean crops in Latin America has also dampened the commodity-price situation. In the livestock sector, conditions are expected to remain relatively strong as a result of increased production and higher beef prices. On balance, U.S. farmers remain in sound financial condition due to stable land prices and a high level of government payments. In other areas, European industry retail sales are expected to be down 5 percent from last year, while industry retail sales in the Latin America, Australia and Asia regions are forecast to be flat overall for 2001.

    Despite the ongoing challenges being faced by global agricultural markets, retail sales of John Deere farm equipment are expected to increase this year due to the continued success of recently introduced products and last year's reduction of used-goods inventories held by U.S. and Canadian dealers.

 . Commercial & Consumer Equipment. Industry retail sales of commercial and consumer equipment - which includes lawn-care equipment and worksite and utility vehicles - are now expected to decline by 5 to 10 percent this year as a result of the U.S. economic slowdown. However, Deere sales and financial results for this sector are expected to improve on the strength of profitability-enhancement initiatives and new products.

 . Construction Equipment. In response to the slower economic conditions, industry retail sales of construction equipment in 2001 are now expected to be 10 to 15 percent below last year's levels. Housing starts, though remaining at favorable levels by historical standards, are expected to decline this year due to the softer economic environment. At the same time, lumber production is expected to decline, and pulp production, which had been expanding, should begin to feel the effects of the weaker economy. Despite the negative industry outlook, John Deere construction-equipment sales are expected to increase in 2001 due to the full-year inclusion of Timberjack sales and the success of new construction-equipment products and services.

 . Credit. Deere credit operations are expected to continue benefiting from growth in the receivable portfolio, in both
North America and international markets.

    Based on these conditions, the company's worldwide physical volume of sales is currently forecast to increase by 10 percent for the second quarter and 9 percent for full year 2001 in comparison with prior year levels. Without the effect of Timberjack and other recent acquisitions, the physical-volume gains are expected to be 5 percent for the second quarter and 6 percent for the full year.

    "Despite market conditions that are proving to be both challenging and highly competitive, we're confident the company remains on track for achieving improved results this year," commented Lane. "At the same time, we are aggressively moving forward with the introduction of innovative new products and services, while pursuing cost-reduction and quality improvements throughout the enterprise."

JOHN DEERE CAPITAL CORPORATION

    The following is disclosed on behalf of the company's credit subsidiary, John Deere Capital Corporation (JDCC), in connection with the disclosure requirements applicable to its periodic issuance of debt securities in the public market. JDCC's net income was $44.5 million for the first quarter of 2001, compared with $36.2 million last year. First quarter results benefited from higher income on a larger average receivable and lease portfolio and higher income from increased sales of retail notes, partially offset by higher selling and administrative expenses related to the larger portfolio.

    Net receivables and leases financed by JDCC were $7.826 billion at January 31, 2001, compared with $7.335 billion one year ago. The increase resulted from acquisitions exceeding collections during the last 12 months, partially offset by sales of retail notes. Net receivables and leases administered, which include receivables previously sold, totaled $10.236 billion at January 31, 2001, compared with $9.432 billion one year ago.

SAFE HARBOR STATEMENT

    SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements herein that relate to future operating periods are subject to important risks and uncertainties that could cause actual results to differ materially. Forward-looking statements relating to Deere & Company's businesses involve certain factors that are subject to change, including: the many interrelated factors that affect farmers' confidence, including worldwide demand for agricultural products, world grain stocks, commodities prices, weather conditions, real estate values, animal diseases, crop pests, harvest yields and government farm programs; consumer confidence, general economic conditions and housing starts; legislation, primarily legislation relating to agriculture, the environment, commerce and government spending on infrastructure; actions of competitors in the various industries in which the company competes; levels of new and used field inventories; production difficulties, including capacity and supply constraints, and energy prices and supplies; dealer practices; labor relations; interest and currency exchange rates; technological difficulties; accounting standards and other risks and uncertainties. The spread of "mad cow" disease outside of Europe could also adversely affect livestock and feed prices. Concerns pertaining to genetically modified organisms, or GMOs, may also affect farm exports. In addition, higher fuel and fertilizer costs could have a negative impact on farm income. The number of housing starts is especially important to sales of construction equipment. Sales of commercial and consumer equipment during the spring are affected by the amount and timing of spring weather patterns and overall consumer confidence. The company's outlook is based upon assumptions relating to the factors described above, which are sometimes based upon estimates and data prepared by government agencies. Such estimates and data are often revised. Further information concerning the company and its businesses, including factors that potentially could materially affect the company's financial results, is included in the company's most recent quarterly report on Form 10-Q and other filings with the Securities and Exchange Commission.

               FIRST QUARTER 2001 PRESS RELEASE
   (millions of dollars and shares except per share amounts)

                                       Three Months Ended
                                       January 31
                                                         %
                                       2001    2000    Change
Net sales and revenues:
  Agricultural equipment net sales     $1,228  $1,035  + 19
  Commercial and consumer equipment
    net sales                             429     493  - 13
  Construction equipment net sales        448     338  + 33
  Other net sales                          13      14  -  7
      Total net sales                   2,118   1,880  + 13
  Credit revenues                         367     301  + 22
  Other revenues                          195     158  + 23
    Total net sales and revenues*      $2,680  $2,339  + 15

Operating profit (loss):
  Agricultural equipment               $   89  $   14  +536
  Commercial and consumer equipment         1       9  - 89
  Construction equipment                   (3)     11
  Credit                                   80      64  + 25
  Other                                   (11)     (9) + 22
    Total operating profit*               156      89  + 75
Interest, corporate expenses
  and income taxes                       (100)    (51) + 96
    Net income                         $   56  $   38  + 47

Per Share:
    Net income - basic                 $  .24  $  .16  + 50
    Net income - diluted               $  .24  $  .16  + 50

* Includes overseas equipment operations:
    Net sales                          $  580  $  551  +  5
    Operating profit                   $   52  $   33  + 58


                            January 31  October 31  January 31
                            2001        2000        2000
Equipment Operations:
  Trade accounts and notes
    receivable - net        $ 3,441     $ 3,169     $ 3,180
  Inventories               $ 2,186     $ 1,553     $ 1,781

Financial Services:
  Financing receivables and
    leases financed - net   $ 9,261     $10,099     $ 8,660
  Financing receivables and
    leases administered -
    net                     $11,984     $12,223     $11,008

Average shares outstanding  $ 234.6     $ 234.3     $ 233.9

DEERE & COMPANY                     CONSOLIDATED
STATEMENT OF CONSOLIDATED INCOME   (Deere & Company and
                                    Consolidated Subsidiaries)
Millions of dollars except per      Three Months Ended
share amounts                       January 31
(Unaudited)                         2001      2000
Net Sales and Revenues
Net sales of equipment              $2,118.3  $1,880.0
Finance and interest income            362.4     303.4
Health care premiums and fees          134.9     112.5
Investment income                        3.0       9.1
Other income                            61.8      34.3
  Total                              2,680.4   2,339.3

Costs and Expenses
Cost of goods sold                   1,695.7   1,552.5
Research and development expenses      134.3     102.6
Selling, administrative and general
  expenses                             355.7     315.4
Interest expense                       199.3     146.8
Health care claims and costs           109.7      90.3
Other operating expenses                93.2      71.9
  Total                              2,587.9   2,279.5

Income (Loss) of Consolidated Group
  Before Income Taxes                   92.5      59.8
Provision (credit) for income taxes     32.6      20.8
Income (Loss)of Consolidated Group      59.9      39.0

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                  .5        .1
  Other                                 (4.0)     (1.4)
    Total                               (3.5)     (1.3)

Net Income                          $   56.4  $   37.7

Per Share:
  Net income - basic                $    .24  $    .16
  Net income - diluted              $    .24  $    .16

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services". Transactions between the "Equipment Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.



DEERE & COMPANY                     EQUIPMENT OPERATIONS
STATEMENT OF CONSOLIDATED INCOME   (Deere & Company with
                                    Financial Services
                                    on the Equity Basis)
Millions of dollars except per      Three Months Ended
share amounts                       January 31
(Unaudited)                         2001      2000
Net Sales and Revenues
Net sales of equipment              $2,118.3  $1,880.0
Finance and interest income             26.6      25.0
Health care premiums and fees
Investment income                                  6.6
Other income                            42.2      22.5
  Total                              2,187.1   1,934.1

Costs and Expenses
Cost of goods sold                   1,699.6   1,556.8
Research and development expenses      134.3     102.6
Selling, administrative and general
  expenses                             266.9     239.4
Interest expense                        61.8      36.8
Health care claims and costs
Other operating expenses                17.9       7.6
  Total                              2,180.5   1,943.2

Income (Loss) of Consolidated Group
  Before Income Taxes                    6.6      (9.1)
Provision (credit) for income taxes      2.5      (4.0)
Income (Loss) of Consolidated Group      4.1      (5.1)

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                52.5      41.0
  Other                                  (.2)      1.8
    Total                               52.3      42.8

Net Income                          $   56.4  $   37.7



DEERE & COMPANY                     FINANCIAL SERVICES
STATEMENT OF CONSOLIDATED INCOME
                                    Three Months Ended
Millions of dollars except per      January 31
share amounts)                      2001     2000
(Unaudited)
Net Sales and Revenues
Net sales of equipment
Finance and interest income        $  343.3  $  282.9
Health care premiums and fees         139.4     117.6
Investment income                       3.0       2.5
Other income                           27.8      19.2
  Total                               513.5     422.2

Costs and Expenses
Cost of goods sold
Research and development expenses
Selling, administrative and general
  expenses                             89.5     76.9
Interest expense                      145.0    114.5
Health care claims and costs          109.7     90.3
Other operating expenses               83.4     71.6
  Total                               427.6    353.3

Income (Loss) of Consolidated Group
  Before Income Taxes                  85.9     68.9
Provision (credit) for income taxes    30.1     24.7
Income (Loss) of Consolidated Group    55.8     44.2

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                 .5       .1
  Other                                           .1
    Total                                .5       .2
Net Income                          $  56.3  $  44.4

DEERE & COMPANY               CONSOLIDATED
CONDENSED CONSOLIDATED       (Deere & Company and
BALANCE SHEET                 Consolidated Subsidiaries)
Millions of dollars           January 31 October 31 January 31
(Unaudited)                   2001       2000       2000
Assets
Cash and short-term
  investments                 $   311.6  $   291.7  $   297.5
Cash deposited with
  unconsolidated subsidiaries
    Cash and cash equivalents     311.6      291.7      297.5
Marketable securities             139.1      127.4      115.5
Receivables from
  unconsolidated subsidiaries
  and affiliates                  245.7      230.9       20.4
Trade accounts and notes
  receivable - net              3,440.8    3,169.2    3,180.1
Financing receivables - net     7,426.0    8,275.7    6,998.4
Other receivables                 325.8      395.3      258.1
Equipment on operating
  leases - net                  1,924.7    1,954.4    1,752.7
Inventories                     2,185.8    1,552.9    1,781.0
Property and equipment - net    1,912.2    1,912.4    1,751.3
Investments in unconsolidated
  subsidiaries and affiliates     192.5      190.7      166.0
Intangible assets - net           819.6      652.2      294.1
Prepaid pension costs             644.3      635.3      621.4
Other assets                      317.2      256.8      199.3
Deferred income taxes             741.0      740.4      625.8
Deferred charges                  117.0       84.1       82.8
    Total                     $20,743.3  $20,469.4  $18,144.4

Liabilities and Stockholders'
  Equity
Short-term borrowings         $ 6,010.9  $ 5,758.5  $ 5,493.0
Payables to unconsolidated
  subsidiaries and affiliates      36.8       32.7       31.5
Accounts payable and
  accrued expenses              2,755.6    2,976.4    2,327.7
Health care claims and reserves    73.0       63.4       60.7
Accrued taxes                      48.4       57.5      120.0
Deferred income taxes              13.2       74.6       61.8
Long-term borrowings            5,015.1    4,764.3    3,457.2
Retirement benefit accruals
  and other liabilities         2,468.4    2,440.1    2,497.7
    Total liabilities          16,421.4   16,167.5   14,049.6
Stockholders' equity            4,321.9    4,301.9    4,094.8
      Total                   $20,743.3  $20,469.4  $18,144.4

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services". Transactions between the "Equipment Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.



DEERE & COMPANY               EQUIPMENT OPERATIONS
CONDENSED CONSOLIDATED       (Deere & Company with Financial
BALANCE SHEET                 Services on the Equity Basis)
Millions of dollars           January 31 October 31 January 31
(Unaudited)                   2001       2000       2000
Assets
Cash and short-term
  investments                 $   117.8  $    91.4  $   116.1
Cash deposited with
  unconsolidated subsidiaries                548.3
    Cash and cash equivalents     117.8      639.7      116.1
Marketable securities
Receivables from
  unconsolidated subsidiaries
  and affiliates                  369.1      408.4      280.6
Trade accounts and notes
  receivable - net              3,440.8    3,169.2    3,180.1
Financing receivables - net        85.3      125.0       89.2
Other receivables                 162.0      266.4      122.8
Equipment on operating
  leases - net                      4.3        5.9        1.8
Inventories                     2,185.8    1,552.9    1,781.0
Property and equipment - net    1,868.6    1,864.6    1,706.2
Investments in unconsolidated
  subsidiaries and affiliates   1,606.9    1,561.8    1,431.6
Intangible assets - net           818.6      651.2      293.8
Prepaid pension costs             644.3      635.3      621.4
Other assets                      145.5      117.5      104.0
Deferred income taxes             793.2      736.4      620.1
Deferred charges                  107.5       78.4       76.3
    Total                     $12,349.7  $11,812.7  $10,425.0

Liabilities and Stockholders'
  Equity
Short-term borrowings         $ 1,700.0  $   927.5  $   933.9
Payables to unconsolidated
  subsidiaries and affiliates     246.4       41.4       60.5
Accounts payable and
  accrued expenses              1,937.7    2,360.8    1,706.8
Health care claims and reserves
Accrued taxes                      32.8       45.5      105.7
Deferred income taxes                          2.5        7.4
Long-term borrowings            1,667.8    1,717.7    1,040.9
Retirement benefit accruals
  and other liabilities         2,443.1    2,415.4    2,475.0
    Total liabilities           8,027.8    7,510.8    6,330.2
Stockholders' equity            4,321.9    4,301.9    4,094.8
      Total                   $12,349.7  $11,812.7  $10,425.0



DEERE & COMPANY               FINANCIAL SERVICES
CONDENSED CONSOLIDATED
BALANCE SHEET
Millions of dollars           January 31 October 31 January 31
(Unaudited)                   2001       2000       2000
Assets
Cash and short-term
  investments                 $   193.8  $   200.3  $  181.4
Cash deposited with
  unconsolidated subsidiaries
    Cash and cash equivalents     193.8      200.3     181.4
Marketable securities             139.1      127.4     115.5
Receivables from
  unconsolidated subsidiaries
  and affiliates                  351.3      140.0      29.1
Trade accounts and notes
  receivables - net
Financing receivables - net     7,340.8    8,150.7   6,909.3
Other receivables                 163.8      128.9     135.3
Equipment on operating
  leases - net                  1,920.4    1,948.5   1,750.9
Inventories
Property and equipment - net       43.6       47.7      45.1
Investments in unconsolidated
  subsidiaries and affiliates       4.3       10.1      11.1
Intangible assets - net             1.0        1.1        .3
Prepaid pension costs
Other assets                      171.7      139.3      95.2
Deferred income taxes               3.0        3.9       5.6
Deferred charges                    9.5        5.7       6.6
    Total                     $10,342.3  $10,903.6  $9,285.4

Liabilities and Stockholders'
  Equity
Short-term borrowings         $ 4,310.8  $ 4,831.1  $4,559.1
Payables to unconsolidated
  subsidiaries and affiliates     265.4      856.9     260.2
Accounts payable and
  accrued expenses                817.8      615.6     620.9
Health care claims and reserves    73.0       63.4      60.7
Accrued taxes                      15.6       11.9      14.3
Deferred income taxes              68.4       72.1      54.4
Long-term borrowings            3,347.3    3,046.7   2,416.3
Retirement benefit accruals
  and other liabilities            25.3       24.8      22.7
    Total liabilities           8,923.6    9,522.5   8,008.6
Stockholders' equity            1,418.7    1,381.1   1,276.8
      Total                   $10,342.3  $10,903.6  $9,285.4

DEERE & COMPANY                     CONSOLIDATED
CONDENSED STATEMENT OF             (Deere & Company and
CONSOLIDATED CASH FLOWS             Consolidated Subsidiaries)
                                    Three Months Ended
                                    January 31
Millions of dollars (Unaudited)     2001       2000
Cash Flows from Operating Activities
Net income                          $   56.4   $   37.7
Adjustments to reconcile net income
  to net cash provided by (used for)
  operating activities              (1,047.8)    (454.3)
    Net cash provided by (used for)
    operating activities              (991.4)    (416.6)

Cash Flows from Investing Activities
Collections of financing
  receivables                        1,703.5    1,750.9
Proceeds from sales of financing
  receivables                        1,110.1       71.3
Proceeds from maturities and sales
  of marketable securities               4.5      215.5
Proceeds from sales of equipment on
  operating leases                      78.0       61.7
Cost of financing receivables
  acquired                          (1,994.1)  (1,909.3)
Purchases of marketable securities     (13.4)     (19.4)
Purchases of property and
  equipment                            (63.7)     (37.3)
Cost of operating leases acquired     (124.4)    (209.5)
Acquisitions of businesses, net
  of cash acquired                    (221.3)     (14.9)
Increase in receivables with
  unconsolidated affiliates             (1.9)     (54.6)
Other                                  149.3       69.1
  Net cash provided by (used for)
  investing activities                 626.6      (76.5)

Cash Flows from Financing Activities
Increase (decrease) in short-term
  borrowings                          (514.3)     733.2
Change in intercompany
  receivables/payables
Proceeds from long-term borrowings   1,517.0      162.7
Principal payments on long-term
  borrowings                          (570.0)    (353.5)
Proceeds from issuance of
  common stock                           4.9        4.5
Repurchases of common stock             (1.2)
Dividends paid                         (51.6)     (51.4)
Other                                    (.7)
    Net cash provided by (used for)
    financing activities               384.1      495.5

Effect of Exchange Rate
  Changes on Cash                         .6        (.4)

Net Increase (Decrease) in Cash
  and Cash Equivalents                  19.9        2.0
Cash and Cash Equivalents at
  Beginning of Period                  291.7      295.5
Cash and Cash Equivalents at
  End of Period                     $  311.6   $  297.5

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services". Transactions between the "Equipment Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.



DEERE & COMPANY                     EQUIPMENT OPERATIONS
CONDENSED STATEMENT OF             (Deere & Company with
CONSOLIDATED CASH FLOWS             Financial Services on the
                                    Equity Basis)
                                    Three Months Ended
                                    January 31
Millions of dollars (Unaudited)     2001       2000
Cash Flows from Operating Activities
Net income                          $   56.4   $  37.7
Adjustments to reconcile net income
  to net cash provided by (used for)
  operating activities              (1,216.6)   (601.8)
    Net cash provided by (used for)
    operating activities            (1,160.2)   (564.1)

Cash Flows from Investing Activities
Collections of financing
  receivables                           40.8      30.0
Proceeds from sales of financing
  receivables
Proceeds from maturities and sales
  of marketable securities                       202.8
Proceeds from sales of equipment on
  operating leases                       1.2        .1
Cost of financing receivables
  acquired                               (.4)      (.3)
Purchases of marketable securities
Purchases of property and
  equipment                            (60.4)    (34.7)
Cost of operating leases acquired        (.6)      (.3)
Acquisitions of businesses, net
  of cash acquired                    (221.3)    (13.8)
Increase in receivables with
  unconsolidated affiliates
Other                                   15.4       1.8
    Net cash provided by (used for)
    investing activities              (225.3)    185.6

Cash Flows from Financing Activities
Increase (decrease) in short-term
  borrowings                           661.2     276.6
Change in intercompany
  receivables/payables                 249.4      36.4
Proceeds from long-term borrowings       1.5
Principal payments on long-term
  borrowings                            (1.0)
Proceeds from issuance of
  common stock                           4.9       4.5
Repurchases of common stock             (1.2)
Dividends paid                         (51.6)    (51.4)
Other                                    (.7)
    Net cash provided by (used for)
    financing activities               862.5     266.1

Effect of Exchange Rate
  Changes on Cash                        1.1       (.6)

Net Increase (Decrease) in Cash
  and Cash Equivalents                (521.9)   (113.0)
Cash and Cash Equivalents at
  Beginning of Period                  639.7     229.1
Cash and Cash Equivalents at
  End of Period                     $  117.8   $ 116.1



DEERE & COMPANY                     FINANCIAL SERVICES
CONDENSED STATEMENT OF              Three Months Ended
CONSOLIDATED CASH FLOWS             January 31
Millions of dollars (Unaudited)     2001         2000
Cash Flows from Operating Activities
Net income                          $ 56.3       $ 44.4
Adjustments to reconcile net income
  to net cash provided by (used for)
  operating activities               122.6        108.1
    Net cash provided by (used for)
    operating activities             178.9        152.5

Cash Flows from Investing Activities
Collections of financing
  receivables                      1,662.7      1,720.9
Proceeds from sales of financing
  receivables                      1,110.1         71.3
Proceeds from maturities and sales
  of marketable securities             4.5         12.7
Proceeds from sales of equipment on
  operating leases                    76.8         61.6
Cost of financing receivables
  acquired                        (1,993.8)    (1,908.9)
Purchases of marketable securities   (13.4)       (19.4)
Purchases of property and
  equipment                           (3.3)        (2.6)
Cost of operating leases acquired   (123.8)      (209.2)
Acquisitions of businesses, net
  of cash acquired                                 (1.1)
Increase in receivables with
  unconsolidated affiliates           (1.9)       (54.6)
Other                                123.9         67.2
    Net cash provided by (used for)
    investing activities             841.8       (262.1)

Cash Flows from Financing Activities
Increase (decrease) in short-term
  borrowings                      (1,175.4)       456.6
Change in intercompany
  receivables/payables              (797.7)      (153.8)
Proceeds from long-term borrowings 1,515.5        162.7
Principal payments on long-term
  borrowings                        (569.0)      (353.5)
Proceeds from issuance of
  common stock
Repurchases of common stock
Dividends paid                       (10.1)        (5.0)
Other                                 10.0
    Net cash provided by (used for)
    financing activities          (1,026.7)       107.0

Effect of Exchange Rate
  Changes on Cash                      (.5)          .2

Net Increase (Decrease) in Cash
  and Cash Equivalents                (6.5)        (2.4)
Cash and Cash Equivalents at
  Beginning of Period                200.3        183.8
Cash and Cash Equivalents at End
  of Period                         $193.8       $181.4

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             NOTES TO INTERIM FINANCIAL STATEMENTS

1. The "Consolidated" (Deere & Company and Consolidated Subsidiaries) data in each of the financial statements represent the consolidation of all Deere & Company's subsidiaries. In the supplemental consolidating data in each of the financial statements, "Equipment Operations" (Deere & Company with Financial Services on the Equity Basis) include the Company's agricultural equipment, commercial and consumer equipment, construction equipment and special technologies operations, with Financial Services reflected on the equity basis. Data relating to the above equipment operations, including the consolidated group data in the income statement, are also referred to as "Equipment Operations" in this report. The supplemental "Financial Services" consolidating data in each of the financial statements include Deere & Company's credit and health care operations.

2. Dividends declared and paid on a per share basis were as follows:

                                 Three Months Ended
                                 January 31
                                 2001      2000
     Dividends declared          $.22      $.22
     Dividends paid              $.22      $.22

3. The calculation of net income per share is based on the average number of shares outstanding during the three months ended January 31, 2001 and 2000 of 234.6 million and 233.9 million, respectively. The calculation of diluted net income per share recognizes primarily the dilutive effect of the assumed exercise of stock options.

4. In the first quarter of 2001, the Company adopted Financial Accounting Standards Board (FASB) Statement 133, Accounting for Derivative Instruments and Hedging Activities, as amended by FASB Statement 138. Under the new standards, all derivatives have been recorded at fair value in the financial statements. Changes in fair values of the derivatives are recognized periodically in other comprehensive income (equity) for derivatives designated as hedges of future cash flows or net income for all other derivatives. The effects of adoption on the Company's financial position or net income were not material.

5. Comprehensive income, which includes all changes in the Company's equity during the period except transactions with stockholders, was as follows in millions of dollars:

                                     Three Months Ended
                                     January 31
                                     2001         2000
Net income                           $56.4        $37.7

Other comprehensive income
  (loss), net of tax:
Change in cumulative
  translation adjustment              33.2          5.4
Unrealized gain (loss) on
  marketable securities                1.8         (4.9)
Unrealized loss on
  derivatives                        (28.7)

Comprehensive income                 $62.7        $38.2

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